EXHIBIT 23.6
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-11 Amendment No. 6, and the related Prospectus of United Development Funding III, L.P. for the registration of 17,500,000 limited partnership units and to inclusion therein of our report dated February 17, 2006, with respect to the consolidated balance sheets of UMT Holdings, L.P. as of December 31, 2005 and 2004, filed with the Securities and Exchange Commission.
/s/ Whitley Penn LLP
Dallas, Texas
May 10, 2006